Exhibit 99.1

Radian Provides Comment on Proposed GSE Requirements for Private Mortgage Insurer Eligibility

-- Extended transition period of more than two years to comply with PMIERs’ financial requirements --

-- Radian expects ability to comply within the transition period without a need to raise external capital --

-- Company to address several aspects of draft requirements during public comment period, including those that could increase homebuyer costs and restrict credit access --

PHILADELPHIA--(BUSINESS WIRE)--July 10, 2014--Radian Guaranty Inc., the mortgage insurance subsidiary of Radian Group Inc., today commented on the proposed Private Mortgage Insurer Eligibility Requirements (PMIERs) developed by Fannie Mae and Freddie Mac (GSEs) and issued by the Federal Housing Finance Agency (FHFA), which were released earlier today. The proposed PMIERs are intended to provide revised requirements that the GSEs will impose on private mortgage insurers (MIs), including Radian Guaranty, to remain eligible insurers of loans purchased by the GSEs.

“Radian fully supports the need for strong counterparties to Fannie Mae and Freddie Mac, and the need for well-defined standards against which private mortgage insurers should be measured,” said Radian Guaranty President Teresa Bryce Bazemore. “We believe appropriately structured PMIERs will better position our industry to continue serving its critical role in the housing finance market, including providing worthy borrowers with access to homeownership.”

The proposed PMIERs reflect limited initial input from Radian. The company will provide additional commentary to the FHFA on several areas of the proposed PMIERs during the public comment period, which is expected to end on Monday, September 8, 2014. Among these areas, Radian will note that the proposed capital requirements are more onerous than Radian’s historical default experience suggests would be needed to withstand a severe stress event.

The company’s comments will also outline how the proposed PMIERs are inconsistent with the FHFA’s stated goal of expanding access to mortgage credit and reducing taxpayer risk by increasing the role of private capital in the mortgage market.

Bazemore added, “We look forward to continuing our dialogue with the FHFA and the GSEs as they gather input on the PMIERs. We are proud of our strong working relationship that was also in place as Radian met all of its obligations during the greatest economic stress in our company’s history, paid more than $5 billion in claims, and strengthened our capital levels to support continued low downpayment lending.”

Radian will host a conference call at 6:00 p.m. Eastern time today to discuss the proposed PMIERs and their potential impact on the company. Details for the conference call may be found below; the proposed PMIERs and additional information may be found on Radian’s website at www.radian.biz/pmiers.

TIMEFRAME AND EXPECTATION FOR COMPLIANCE

After the public comment period ends, the FHFA is expected to review and consider input before publishing the final PMIERs. All aspects of the PMIERs are expected to become effective 180 days after their final publication. Approved insurers will be given an extended transition period of up to two years from the final publication date to be in compliance with the financial requirements of the PMIERs. Based upon an estimated final publication date of the end of 2014, Radian expects a transition period through January 1, 2017.

Radian remains an eligible mortgage insurer with the GSEs and expects to be able to fully comply with the PMIERs within the transition period. The company has approximately $800 million of currently available liquidity;
  the potential to monetize or utilize its financial guaranty business, which had $1.2 billion of statutory capital and an additional $376 million in claims-paying resources as of March 31, 2014; and
  the potential to leverage various other options, if needed, including external reinsurance.

Radian Asset received approval from the New York Department of Financial Services to pay an extraordinary dividend to Radian Guaranty of $150 million. Radian Asset expects to request an additional dividend in 2015.

Radian Chief Executive Officer S.A. Ibrahim added, “We are confident that Radian will be able to comply with the proposed PMIERs within the transition period. Based on our holding company cash position and other potential options, we do not expect compliance with the PMIERs to require Radian to raise external capital.”

Ibrahim continued, “We do believe that these proposed requirements, if not modified, have the potential to increase the cost of borrowing for future homebuyers, and could also restrict access to credit. This may impact many low- to moderate-income, deserving borrowers, including certain minority groups, who are particularly vulnerable today based on lower credit scores and limited savings for a downpayment.”

CONFERENCE CALL

Radian will discuss the proposed PMIERs in a call today, starting at 6:00 p.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 800-230-1093 inside the U.S., or 612-288-0329 for international callers, using passcode 331702 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of thirty days, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 331702.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including:

  changes in general economic and political conditions, including unemployment rates, changes in the U.S. housing and mortgage credit markets (including declines in home prices and property values), the performance of the U.S. or global economies, the amount of liquidity in the capital or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, all of which may be impacted by, among other things, legislative activity or inactivity, actual or threatened downgrades of U.S. government credit ratings, or actual or threatened defaults on U.S. government obligations;
  changes in the way customers, investors, regulators or legislators perceive the strength of private mortgage insurers or financial guaranty providers, in particular in light of the fact that certain of our former competitors have ceased writing new insurance business and have been placed under supervision or receivership by insurance regulators;
  catastrophic events, municipal and sovereign or sub-sovereign bankruptcy filings or other economic changes in geographic regions where our mortgage insurance exposure is more concentrated or where we have financial guaranty exposure;
  our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs;

  a reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, or general reduced housing demand in the U.S., which may be exacerbated by regulations impacting home mortgage originations, including requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);
  our ability to maintain an adequate risk-to-capital position, minimum policyholder position and other surplus requirements for Radian Guaranty Inc. (“Radian Guaranty”), our principal mortgage insurance subsidiary, and an adequate minimum policyholder position and surplus for our insurance subsidiaries that provide reinsurance or capital support to Radian Guaranty;
  Radian Guaranty’s ability to comply with proposed Private Mortgage Insurance Eligibility Requirements (“PMIERs”) within the applicable transition period, which may require us to contribute substantially all of our holding company cash and investments to Radian Guaranty, and also could depend on our ability to: (1) successfully monetize Radian Asset, a direct subsidiary of Radian Guaranty, or otherwise utilize the capital in Radian Asset such that we are provided credit for such capital under the PMIERs; and (2) obtain reinsurance for a portion of our mortgage insurance risk-in-force in a manner that is compliant with the PMIERS. The amount of capital or capital relief that may be required to comply with the PMIERs also may be impacted by the performance of our mortgage insurance business, including the losses we incur and the amount of new business we write, among other factors. Contributing a significant portion of our holding company cash and investments to Radian Guaranty would leave Radian Group with less liquidity to satisfy its obligations, and we may not be successful in monetizing or otherwise utilizing the capital of Radian Asset or in obtaining reinsurance for our mortgage insurance risk-in-force on terms that are acceptable to us, if at all. In the event we are unable to successfully execute these or similar transactions or strategies, or such transactions are not available on terms that are acceptable to us, we may be required or decide to seek additional capital by incurring additional debt, by issuing additional equity, or by selling assets, which we may not be able to do on favorable terms, if at all. The ultimate form of the PMIERs and the timeframe for their implementation remain uncertain;

  our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;
  a more rapid than expected decrease in the levels of mortgage insurance rescissions and claim denials, which have reduced our paid losses and resulted in a significant reduction in our loss reserves, including a decrease in net rescissions or denials resulting from an increase in the number of successful challenges to previously rescinded policies or claim denials (including as part of one or more settlements of disputed rescissions or denials), or by Fannie Mae or Freddie Mac (the “Government-Sponsored Enterprises” or the “GSEs”) intervening in or otherwise limiting our loss mitigation practices, including settlements of disputes regarding loss mitigation activities;
  the negative impact that our loss mitigation activities may have on our relationships with our customers and potential customers, including the potential loss of current or future business and the heightened risk of disputes and litigation;
  the need, in the event that we are unsuccessful in defending our loss mitigation activities, to increase our loss reserves for, and reassume risk on, rescinded or cancelled loans or denied claims, and to pay additional claims, including amounts previously curtailed;
  any disruption in the servicing of mortgages covered by our insurance policies, as well as poor servicer performance;
  adverse changes in the severity or frequency of losses associated with certain products that we formerly offered (and which remain a small part of our insured portfolio) that are riskier than traditional mortgage insurance or financial guaranty insurance policies;
  a substantial decrease in the persistency rates of our mortgage insurance policies, which has the effect of reducing our premium income on our monthly premium policies and could decrease the profitability of our mortgage insurance business;
  heightened competition for our mortgage insurance business from others such as the Federal Housing Administration, the U.S. Department of Veterans Affairs and other private mortgage insurers, including with respect to other private mortgage insurers, those that have been assigned higher ratings than we have, that may have access to greater amounts of capital than we do, that are less dependent on capital support from their subsidiaries than we are or that are new entrants to the industry, and therefore, are not burdened by legacy obligations;
  changes in the charters or business practices of, or rules or regulations applicable to, the GSEs;
  changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in effect or scope;

  the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with private mortgage insurance may be considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions;
  the application of existing federal or state laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation: (i) the resolution of existing, or the possibility of additional, lawsuits or investigations (including in particular investigations and litigation relating to captive reinsurance arrangements under the Real Estate Settlement Procedures Act of 1974); (ii) changes to the Mortgage Guaranty Insurers Model Act (the “Model Act”) being considered by the National Association of Insurance Commissioners (“NAIC”) that could include more stringent capital and other requirements for Radian Guaranty in states that adopt the new Model Act in the future; and (iii) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting the products we may offer or increasing the amount of capital we are required to hold, (c) affecting the form in which we execute credit protection, or (d) otherwise impacting our existing businesses or future prospects;
  the amount and timing of potential payments or adjustments associated with federal or other tax examinations, including adjustments proposed by the Internal Revenue Service resulting from the examination of our 2000 through 2007 tax years, which we are currently contesting;
  the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these instruments;
  volatility in our earnings caused by changes in the fair value of our assets and liabilities carried at fair value, including our derivative instruments, substantially all of our investment portfolio and certain of our long-term incentive compensation awards;

  our ability to realize some or all of the tax benefits associated with our gross deferred tax assets, which will depend, in part, on our ability to generate sufficient sustainable taxable income in future periods;
  changes in accounting principles generally accepted in the United States of America or statutory accounting principles, rules and guidance, or their interpretation;
  legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries; and
  our ability to fully realize the benefits anticipated from our recent acquisition of Clayton Holdings LLC (“Clayton”), including: as a result of a loss of customers and/or employees or the potential inability to successfully incorporate Clayton’s business into Radian Group; and the potential distraction of management time and attention in connection with the post-acquisition process.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013 and in our subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

CONTACT:
Radian Group Inc.
Emily Riley, 215-231-1035
emily.riley@radian.biz